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                          WHOLLY-OWNED SUBSIDIARIES OF
                            FAMILY GOLF CENTERS, INC.


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                           SUBSIDIARY                                  STATE OF
                           ----------                                INCORPORATION
                                                                     -------------
1.       Orient Associates International, Inc.                          New York
2.       Skydrive Alley Pond Company, Inc.                              New York
3.       Skydrive Greenburgh Co., Inc.                                  New York
4.       Skycon Construction Co., Inc.                                  New York
5.       Skydrive Willowbrook NJ, Inc.                                 New Jersey
6.       Skydrive Co., Inc.                                             New York
7.       Pelham Family Golf Centers, Inc.                               Delaware
8.       Richmond Family Golf Centers, Inc.                             Delaware
9.       Peachtree Family Golf Centers, Inc.                            Delaware
10.      Alpharetta Family Golf Centers, Inc.                           Delaware
11.      Valley View Family Golf Centers, Inc.                          Delaware
12.      Mesa Family Golf Centers, Inc.                                 Delaware
13.      Virginia Beach Family Golf Centers, Inc.                       Delaware
14.      Flemington Family Golf Centers, Inc.                           Delaware
15.      Yorktown Family Golf Centers, Inc.                             Delaware
16.      The Practice Tee, Inc.                                        California
17.      TPT El Segundo, Inc.                                          California
18.      Global/Golf Gavilan                                           California
19.      Indian River Family Golf Centers, Inc.                         Delaware
20.      Tucson Family Golf Centers, Inc.                               Delaware
21.      Cincinnati Family Golf Centers, Inc.                             Ohio
22.      St. Louis Family Golf Centers, Inc.                            Delaware
23.      West Palm Beach Family Golf Centers, Inc.                      Delaware
24.      San Jose Family Golf Centers, Inc.                            California















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25.      Easton Family Golf Centers, Inc.                                 Delaware
26.      Randall's Island Family Golf Centers, Inc.                       Delaware
27.      Privatization Plus, Inc.                                         Maryland
28.      Westminster Family Golf Centers, Inc.                            Delaware
29.      Carolina Springs Family Golf Centers, Inc.                       Delaware
30.      Denver Family Golf Centers, Inc.                                 Delaware
31.      Flanders Family Golf Centers, Inc.                               Delaware
32.      Margate Family Golf Centers, Inc.                                Delaware
33.      The Seven Iron, Inc.                                             Colorado
34.      C.B. Family Golf Centers, Inc.                                   Delaware
35.      Darlington Family Golf Centers, Inc.                             Delaware
36.      Maineville Family Golf Centers, Inc.                             Delaware
37.      Milwaukee Family Golf Centers, Inc.                              Delaware
38.      Olney Family Golf Centers, Inc.                                  Delaware
39.      Palm Desert Family Golf Centers, Inc.                            Delaware
40.      Broward Family Golf Centers, Inc.                                Delaware
41.      Englewood Family Golf Centers, Inc.                              Delaware
42.      Raleigh Family Golf Centers, Inc.                                Delaware
43.      Tempe Family Golf Centers, Inc.                                  Delaware
44.      Green Oak Golf Practice Center, Inc.                             Texas
45.      Bronx Family Golf Centers, Inc.                                  Delaware
46.      Milpitas Family Golf       Centers, Inc.                         Delaware
47.      San Bruno Family Golf Centers, Inc.                              Delaware
48.      Interbay Family Golf       Centers, Inc.                         Delaware
49.      Carver Family Golf Centers, Inc.                                 Delaware
50.      Palm Family Golf Centers, Inc.                                   Delaware
51.      Cerritos Family Golf Centers, Inc.                               Delaware
52.      Philadelphia Family Golf Centers, Inc.                           Delaware
53.      Encino/Balboa Family Golf Centers, Inc.                          Delaware
54.      Brooklyn Family Golf Centers, Inc.                               Delaware





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55.      Lake Grove Family Golf Centers, Inc.                           New York
56.      Golden Spikes, Inc.                                            Delaware
57.      Whitehall Family Golf Centers, Inc.                            Delaware
58.      Sports Plus Properties, Inc.(2)                                New York
59.      Sports Plus Properties, LLC(2)                                 New York
60.      Genprop, LLC(2)                                                New York
61.      Iceworks of America, Inc.                                      Delaware
62.      Commack Family Golf Centers, Inc.                              Delaware
63.      Greenville Family Golf Centers, Inc.                           Delaware
64.      The Golf Academy of Hilton Head Island, Inc.                South Carolina
65.      Chicago Family Golf Centers, Inc.                              Delaware
66.      Federal Way Family Golf Centers, Inc.                          Delaware
67.      County Line Family Golf Centers, Inc.                          Delaware
68.      Fairfield Family Golf Centers, Inc                             Delaware
69.      Confidence Golf, Inc.                                         California
70.      Kansas Family Golf Centers, Inc.                               Delaware
71.      Elk Grove Family Golf Centers, Inc.                            Delaware
72.      Sports Plus Cincinnati, Inc.                                   Delaware
73.      Wichita Family Golf Centers, Inc.                              Delaware
74.      Stuart Family Golf Centers, Inc.                               Delaware
75.      Holbrook Family Golf Centers, Inc.                             Delaware
76.      Sports Plus Raleigh, Inc.                                      Delaware
77.      Shelton Family Golf Centers, Inc.                              Delaware
78.      Sports Plus Woodbridge, Inc.                                   Delaware
79.      Sports Plus New Rochelle, Inc.                                 Delaware
80.      MetroGolf Incorporated                                         Colorado
81.      MetroGolf San Diego, Inc.                                      Colorado
82.      MetroGolf Virginia, Inc.                                       Colorado
83.      MetroGolf Illinois Center, Inc.                                Colorado
84.      MetroGolf New York, Inc.                                       Colorado

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85.      MetroGolf Management, Inc.                                     Colorado
86.      Family Golf Acquisition, Inc.                                  Delaware
87.      Carlsbad Family Golf Centers, Inc.                             Delaware
88.      Family Golf Vending, Inc.                                      Delaware
89.      Evergreen Family Golf Centers,  Inc.                           Delaware
90.      Evergreen Golf Course, L.L.C.                                  Colorado
91.      Overland Family Golf Centers, Inc.                             Delaware
92.      Overland Park, L.L.C.                                          Colorado
93.      Green Valley Family Golf Centers, Inc.                         Delaware
94.      Green Valley Ranch Golf Course, L.L.C.                         Colorado
95.      Pardoc Vending Corp.                                           New York
96.      Eagle Quest Golf Centers, Inc.                            British Columbia
97.      Fiddler's Green Golf Centers, Inc.                        British Columbia
98.      Musqueam Golf Centers, Inc.                               British Columbia
99.      Eagle Quest Golf Centers (Alberta II), Inc.                     Alberta
100.     Eagle Quest Golf (Coquitlam), Inc.                        British Columbia
101.     Tee to Green Golf Range (1993), Inc.                      British Columbia
102.     Musqueam Recreations, Ltd.                                British Columbia
103.     Eagle Quest Golf Centers (Alberta), Inc.                        Alberta
104.     EagleQuest Golf (Ontario), Inc.                                 Ontario
105.     Eagle Quest Golf Centers (Texas), Inc.                          Texas
106.     Eagle Quest Golf Centers (Texas II), Inc.                       Texas
107.     Precision Courses, Inc.                                         Texas


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108.     Eagle Quest Golf Centers (California), Inc.                    California
109.     IMG Properties, Inc.                                            Michigan
110.     Eagle Quest Golf Centers (H.P.), Inc.                             Texas
111.     Eagle Quest Golf Centers  Entertainment, Inc.                     Texas
112.     Eagle Quest Golf Centers   (Washington), Inc.                  Washington
113.     Eagle Quest Golf Centers (U.S.), Inc.                           Delaware
114.     Golf Park, Inc.                                                Washington
115.     Solano Golf Center, L.P.                                       California
116.     Goose Creek Golf Partners, L.P.                                 Virginia
117.     Illinois Center Golf Partners, L.P.                             Illinois
118.     Vintage New York, L.L.C.                                        New York
119.     GBGC Family Golf Centers, Inc.                                   Florida
120.      Sacramento Family Golf Centers,                                Delaware
         Inc.
121.     Voorhees Family Golf Centers, Inc.                              Delaware
122.     Portland Family Golf Centers, Inc.                              Delaware
123.     Kansas City Family Golf Centers,                                Delaware
         Inc.
124.     Blue Eagle of Kansas, Inc.                                       Kansas
125.     Blue Eagle of Florida, Inc.                                      Florida
126.     Blue Eagle (OP), Inc.                                            Kansas
127.     Pinnacle Entertainment, Inc.                                    Missouri
128.     SkateNation Inc.                                                Delaware
129.     International Skating Center of Connecticut, L.L.C.             Delaware
130.     SkateNation of Piney Orchard, L.L.C                             Delaware
131.     SkateNation of Prince William, L.L.C                            Virginia
132.     SkateNation of Reston, L.L.C.                                   Delaware
133.     SkateNation of Richmond South, L.L.C                            Delaware
134.     SkateNation of Richmond West, LLC                               Delaware








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135.     Recreational Management Services Corporation                  Pennsylvania
136.     Recreational Management Services of New Jersey, Inc.           New Jersey
137.     Recreational Management Services Corporation                   New Jersey
138.     82nd Avenue Golf Range, Inc.                                     Oregon
139.     RMSC of California, Inc.                                       California
140.     El Cajon Family Golf Centers, Inc.                              Delaware
141.     Lodi Family Golf Centers, Inc.                                  Delaware
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